                            WCI STEEL HOLDINGS, INC.
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                WCI STEEL, INC.

  THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 25, 1996 (THE "EXPIRATION DATE"), UNLESS EXTENDED. TENDERS OF SHARES OF COMMON STOCK, NO PAR VALUE, $.01 STATED VALUE (THE "SHARES"), MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL.

                                October 28, 1996

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase, dated October 28, 1996 (the "Statement"), and related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by WCI Steel Holdings, Inc., a Delaware corporation ("Holdings") and a wholly-owned subsidiary of The Renco Group, Inc., a New York corporation ("Renco"), to purchase for cash all of the issued and outstanding shares of common stock, no par value, $.01 stated value (the "Shares") of WCI Steel, Inc., an Ohio corporation, at a price per Share of $10.00 (the "Offer Price").

    Consummation of the Offer is on the terms and subject to certain conditions set forth more fully in the Statement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Statement.

    WE ARE THE REGISTERED HOLDER OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SHARES WITH RESPECT THERETO CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender any or all such Shares held by us for your account pursuant to the terms and conditions set forth in the Statement and in the Letter of Transmittal. We urge you to read carefully the Statement and the Letter of Transmittal before instructing us to tender your Shares.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender the Shares on your behalf in accordance with the provisions of the Offer. The Offer will expire at 12:00 midnight, New York City time, on November 25, 1996, unless extended (the "Expiration Date"). Shares tendered pursuant to the Offer may only be withdrawn under the circumstances described in the Statement.

    Your attention is directed to the following:

        1. The Offer is for all outstanding Shares.

        2. Consummation of the Offer is conditioned upon, among other things, satisfaction of the Public Acceptance Condition.

        3. Tendering holders may withdraw their tender at any time before the Expiration Date.

        4. Any transfer taxes incident to the transfer of Shares from the tendering holder to Holdings will be paid by Holdings, except as provided in the Statement and in Instruction 6 in Letter of Transmittal.

        5. The Offer is not being made to (nor will the surrender of Shares for purchase be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.
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        6. The acceptance for purchase of Shares validly tendered and not validly withdrawn and the payment of the Offer Price will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), however, Holdings expressly reserves the right to delay acceptance of any of the Shares or to terminate the Offer and not accept for purchase any Shares not theretofore accepted if any of the conditions set forth in the Statement under the caption "Certain Conditions to the Offer" shall not have been satisfied or waived by Holdings. Holdings will pay the Offer Price for Shares pursuant to the Offer promptly following acceptance of the Shares.

        7. Holdings expressly reserves the right, subject to applicable law and the terms of the Offer, including the Letter Agreement, (a) to delay acceptance for purchase of any Shares or, regardless of whether such Shares were theretofore accepted for purchase, to delay the purchase of any Shares pursuant to the Offer and to terminate the Offer and not accept for purchase any Shares not theretofore accepted for purchase, upon the failure of any of the conditions to the Offer specified herein and in the Statement to be satisfied, by giving oral or written notice of such delay or termination to the Depositary, and (b) at any time, or from time to time, and subject to the rules promulgated pursuant to the Exchange Act, to amend the Offer in any respect. Except as otherwise provided in the Statement, withdrawal rights with respect to Shares tendered pursuant to the Offer will not be extended or reinstated as a result of an extension or amendment of the Offer. the reservation by Holdings of the right to delay acceptance for purchase of Shares is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that Holdings pay the consideration offered or return the Shares deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Offer.

        8. Consummation of the Offer may have adverse consequences to non-tendering holders of Shares, including that the reduced amount of outstanding Shares as a result of the Offer may adversely affect the trading market, liquidity and market price of the Shares.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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                            WCI STEEL HOLDINGS, INC.
                           INSTRUCTIONS REGARDING THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                WCI STEEL, INC.

    THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE OFFER.

    THIS WILL INSTRUCT YOU WHETHER TO TENDER THE SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE STATEMENT AND THE LETTER OF TRANSMITTAL.

Box 1 / / Please tender the Shares held by you for my account.

Box 2 / / Please do not tender any Shares held by you for my account.

Date, 1996
Number of Shares*                                      Signature(s)
                                                Please print name(s) here
                                               Please type or print address
                                              Area Code and Telephone Number
                                    Taxpayer Identification or Social Security Number
                                                My Account Number with You

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*   UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL
    CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL SHARES.

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